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EXHIBIT 15.1

The Board of Directors and Stockholder
Federal Express Corporation

        We are aware of the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-80001, 333-39006 and 333-86342-16) of Federal Express Corporation and in the related Prospectuses, of our report dated September 16, 2003, relating to the unaudited condensed consolidated interim financial statements of Federal Express Corporation that are included in its Form 10-Q for the quarter ended August 31, 2003.

/s/ Ernst & Young LLP
Memphis, Tennessee September 17, 2003

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  EXHIBIT 15.1